                                                                     EXHIBIT 1.1

                          MAGNUM HUNTER RESOURCES, INC.


                                15,000,000 SHARES


                         COMMON STOCK ($.002 PAR VALUE)



                             UNDERWRITING AGREEMENT


                                                                   June 24, 2004


LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
A.G. EDWARDS & SONS, INC.
JEFFERIES & COMPANY, INC.
JOHNSON RICE & COMPANY L.L.C.
RAYMOND JAMES & ASSOCIATES, INC.
BREAN MURRAY & CO., INC.
PRITCHARD CAPITAL PARTNERS, LLC
SOUTHWEST SECURITIES, INC.
as Representatives of the several underwriters named in Schedule I hereto

c/o
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York  10019
and
Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

Ladies and Gentlemen:

                  Magnum Hunter Resources, Inc. (the "Company"), a Nevada corporation, hereby confirms its agreement with you as representatives (the "Representatives") of the several underwriters named on Schedule I hereto (the "Underwriters"), as set forth below.


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                                      -2-


                  1. The Securities. Subject to the terms and conditions herein contained, the Company proposes to issue and sell to the Underwriters 15,000,000 shares of the Company's common stock ($.002 par value) (the "Common Stock" and, together with the rights (the "Rights") evidenced by such Common Stock to the extent provided for in the Shareholder Rights Agreement dated as of January 6, 1998 by and between the Company and Securities Transfer Corporation, as Rights Agent (the "Rights Agreement"), the "Firm Shares"). The Company also proposes to issue and sell to the Underwriters, at the option of the Representatives, an additional 2,250,000 shares of Common Stock (together with the Rights evidenced thereby, the "Option Shares" and together with the Firm Shares, the "Securities").

                  2. Representations and Warranties of the Company. The Company represents and warrants to and agrees with each of the Underwriters that:

                  (a) A registration statement on Form S-3 with respect to securities of the Company (the "Shelf Securities") to be issued from time to time by the Company has (i) been prepared by the Company in conformity with the requirements of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (the "Rules and Regulations") of the United States Securities and Exchange Commission (the "Commission") thereunder, (ii) been filed with the Commission under the Act and (iii) become effective under the Act. Copies of such registration statement and each of the amendments thereto have been delivered by the Company to you. As used in this Agreement, "Effective Time" means the date and the time as of which such registration statement, or the most recent post-effective amendment thereto, if any, was declared effective by the Commission; "Effective Date" means the date of the Effective Time; "Registration Statement" means such registration statement, as amended as of the date hereof, including all information contained in the final prospectus filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations and deemed to be a part of the registration statement; "Base Prospectus" means the related prospectus dated October 28, 2003 relating to the Shelf Securities in the form first used to confirm sales of the Securities; "Preliminary Prospectus" means the preliminary prospectus supplement, issued June 21, 2004, prepared by the Company in connection with the sale of the Securities, together with the Base Prospectus; and "Prospectus" and "Final Prospectus" mean the prospectus supplement dated the date hereof, together with the Base Prospectus, in the form first used to confirm sales of the Securities. Unless otherwise indicated, all references herein to the Preliminary Prospectus or the Prospectus shall be deemed to include any documents filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (the "Exchange Act") which are incorporated by reference therein. As used herein, the term "Incorporated Documents" means the documents which at the time are incorporated by reference in the Preliminary Prospectus or the Prospectus or any amendment or supplement thereto. References herein to the Preliminary Prospectus or the Prospectus shall be deemed to


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                                      -3-


         include the Incorporated Documents. The terms "supplement," "amendment" and "amend" as used herein with respect to the Registration Statement, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents filed by the Company under the Exchange Act subsequent to the date of this Underwriting Agreement which are deemed to be incorporated by reference therein. If the Company has filed an abbreviated registration statement to register additional shares of Common Stock pursuant to Rule 462(b) under the Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

                  (b) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement or the Prospectus will, when they become effective or are filed with the Commission, as the case may be, conform in all respects to the requirements of the Act and the Rules and Regulations and do not and will not, as of the date hereof (as to the Registration Statement and any amendment thereto) and as of the applicable filing date (as to the Prospectus and any amendment or supplement thereto) contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided that no representation or warranty is made as to information contained in or omitted from the Registration Statement or the Prospectus in reliance upon and in conformity with written information furnished to the Company through the Representatives by or on behalf of any Underwriter specifically for inclusion therein.

                  (c) The Incorporated Documents heretofore filed were filed in a timely manner and, when they were filed (or, if any amendment with respect to any such document was filed, when such amendment was filed) conformed in all material respects to the requirements of the Exchange Act and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and any further Incorporated Documents will, when so filed, be filed in a timely manner and conform in all material respects to the requirements of the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

                  (d) All of the outstanding shares of capital stock of the Company and of each of the entities listed on Schedule III hereof (the "Subsidiaries") have been, and as of the Closing Date will be, duly authorized and validly issued, are fully paid and nonassessable and were not issued in violation of any preemptive or similar rights; the




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                                       -4-


         shares of Common Stock to be sold hereunder have been duly authorized and, when issued upon payment therefor pursuant to this Agreement, will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to the Common Stock; the Rights evidenced by the shares of Common Stock to be sold hereunder have been duly authorized and, when issued in accordance with the terms hereof, will have been validly issued; as of the Closing Date, all of the outstanding shares of capital stock of the Subsidiaries are free and clear of all liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and other than the security interests granted to the agent for the benefit of the lenders under the Fourth Amended and Restated Credit Agreement, dated March 15, 2002, between the Company and Bankers Trust Company et al., as amended (the "Credit Agreement")) or voting. Attached as Schedule III is a true and complete list of each entity in which the Company has a direct or indirect majority equity or voting interest, their jurisdictions of incorporation or formation, their equity holders and percentage equity ownership by the Company. Except as set forth on
         Schedule IV hereto and in the Prospectus, there are no (i) options, warrants or other rights to purchase, (ii) agreements or other obligations to issue or (iii) other rights to convert any obligation into, or exchange any securities for, shares of capital stock of or ownership interests in the Company or any of the Subsidiaries outstanding. Except for the Company's direct and indirect interests in the Subsidiaries and as set forth on Schedule IV hereto, the Company does not own, directly or indirectly, any shares of capital stock or any other equity or long-term debt securities or have any equity interest in any firm, partnership, joint venture or other entity.

                  (e) Each of the Company and the Subsidiaries is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and has all requisite corporate or partnership power and authority to own its properties and conduct its business as now conducted and as described in the Final Prospectus; each of the Company and the Subsidiaries is duly qualified to do business and is in good standing in all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a material adverse effect on the management, business, condition (financial or otherwise), prospects or results of operations of the Company and the Subsidiaries, taken as a whole (any such event, a "Material Adverse Effect").

                  (f) The Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. This Agreement and the consummation by the Company of the transactions contemplated hereby have been duly and validly authorized


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                                      -5-


         by the Company. This Agreement has been duly executed and delivered by the Company.

                  (g) No consent, approval, authorization or order of any court or governmental agency or body, or third party is required for the issuance and sale by the Company of the Securities to the Underwriters, except such as have been obtained and such as may be required under state securities or "Blue Sky" laws in connection with the purchase and resale of the Securities by the Underwriters. Neither the Company nor any of the Subsidiaries is (i) in violation of its certificate of incorporation or bylaws or similar organizational documents, (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to any of them or any of their respective properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) in breach of or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any indenture, mortgage, deed of trust, loan agreement, note, lease, license, franchise agreement, permit, certificate, contract or other agreement or instrument to which any of them is a party or to which their respective properties or assets are subject (collectively, "Contracts"), except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (h) The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby, and the fulfillment of the terms thereof, will not conflict with or constitute or result in a breach of or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien, charge, encumbrance or restriction on any property or assets of the Company or any Subsidiary with respect to (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws or similar organizational documents of the Company or any of the Subsidiaries, or (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation of any court or governmental agency or body applicable to the Company, the Subsidiaries or any of their respective properties or assets, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                  (i) The Securities conform in all material respects to the description thereof in the Final Prospectus.


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                                      -6-


                  (j) The consolidated financial statements of the Company and the related notes thereto incorporated by reference in the Final Prospectus present fairly in all material respects the financial position, results of operations and cash flows of the Company at the dates and for the periods to which they relate and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, except as otherwise stated therein, and comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder. The summary and selected financial and statistical data of the Company included or incorporated by reference in the Final Prospectus present fairly in all material respects the information shown therein and have been prepared and compiled on a basis consistent with the audited financial statements included or incorporated by reference therein, except as otherwise stated therein, and comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder. Deloitte & Touche LLP is a registered independent public accounting firm as required by the Act and the rules and regulations thereunder.

                  (k) There is not pending or, to the best knowledge of the Company, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any of the Subsidiaries is a party, or to which any of their properties or assets are subject, before or brought by any court, arbitrator or governmental agency or body, which, if determined adversely to the Company or any such Subsidiary, would have a Material Adverse Effect, or which seeks to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Prospectus.

                  (l) Each of the Company and the Subsidiaries owns or possesses adequate licenses or other rights to use all patents, trademarks, service marks, trade names, copyrights and know-how necessary to conduct the businesses now or proposed to be operated by it as described in the Final Prospectus, and neither the Company nor any of the Subsidiaries has received any notice of infringement of or conflict with (or knows of no such infringement of or conflict with) asserted rights of others with respect to any patents, trademarks, service marks, trade names, copyrights or know-how which, if such assertion of infringement or conflict were sustained, would, individually or in the aggregate, have a Material Adverse Effect.

                  (m) Each of the Company and the Subsidiaries possesses all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made or will have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals presently required or necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as now or proposed to be conducted


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                                      -7-


         as set forth in the Final Prospectus ("Permits"), except where the failure to obtain such Permits would not, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except for the termination of drilling permits in the ordinary course of business which would not have a Material Adverse Effect; and neither the Company nor any Subsidiary has received any notice of any proceeding relating to revocation or modification of any such Permit, except where such revocation or modification would not, individually or in the aggregate, have a Material Adverse Effect.

                  (n) Since the date of the most recent audited financial statements incorporated by reference in the Final Prospectus, except as described therein there has been no material adverse change, and no fact has become known to the Company which could reasonably be expected to result in a material adverse change, to the management, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or any loss of, or damage to, properties (whether or not insured) which could reasonably be expected to affect materially and adversely the management, business, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries taken as a whole. Since the date of the latest balance sheet incorporated by reference in the Final Prospectus, except as expressly disclosed in the Final Prospectus and except as set forth on Schedule V hereto, neither the Company nor any of its Subsidiaries has (i) incurred or undertaken any liabilities or obligations, direct or contingent, that are material to the Company and its Subsidiaries taken as a whole, (ii) entered into any material transaction not in the ordinary course of business and consistent with past practice or (iii) declared or paid any dividend or made any distribution on any shares of its capital stock or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or otherwise acquire any shares of its capital stock (other than any dividends or distributions to the Company and as set forth on Schedule V hereto).

                  (o) Each of the Company and the Subsidiaries has filed all necessary federal, state and foreign income and franchise tax returns, except where the failure to so file such returns would not, individually or in the aggregate, have a Material Adverse Effect, and has paid all taxes shown as due thereon; and other than tax deficiencies which the Company or any of the Subsidiaries is contesting in good faith and for which the Company or such Subsidiary has provided adequate reserves, there is no tax deficiency that has been asserted against the Company or any Subsidiary that would have, individually or in the aggregate, a Material Adverse Effect.


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                                       -8-

                  (p) The statistical and market-related data incorporated by reference or included in the Final Prospectus are based on or derived from sources which the Company believes to be reliable and accurate.

                  (q) Each of the Company and the Subsidiaries has good title to all personal property described in the Final Prospectus as being owned by it, good and defensible title to all real property described in the Final Prospectus as being owned by it and good and defensible title to a leasehold estate in the real and personal property described in the Final Prospectus as being leased by it, in each case free and clear of all liens, charges, encumbrances or restrictions, except for liens securing obligations under the Credit Agreement or the guaranty agreement related thereto, liens securing obligations relating to the Master Lease Agreement between General Electric Capital Corporation and Magnum Hunter Production, Inc., and liens on assets of Redhead Energy, Inc. securing indebtedness of Redhead Energy, Inc. and except as described in the Final Prospectus or to the extent the failure to have such title or the existence of such liens, charges, encumbrances or restrictions would not, individually or in the aggregate, have a Material Adverse Effect. All leases, contracts and agreements to which the Company or any Subsidiary is a party or by which the Company or such Subsidiary is bound are valid and enforceable against the Company or such Subsidiary, to the knowledge of the Company are valid and enforceable against the other party or parties thereto and are in full force and effect with only such exceptions as would not, individually or in the aggregate, have a Material Adverse Effect.

                  (r) There are no legal or governmental proceedings involving or affecting the Company, any of the Subsidiaries or any of their respective properties or assets required to be described in a prospectus pursuant to the Act that are not described in the Final Prospectus, nor are there any material contracts or other documents required to be described that are not described in the Final Prospectus.

                  (s) Except as would not, individually or in the aggregate, have a Material Adverse Effect, (A) each of the Company and the Subsidiaries is in compliance with and not subject to liability under applicable Environmental Laws (as defined below), (B) each of the Company and the Subsidiaries has made all filings and provided all notices required under any applicable Environmental Law, and has and is in compliance with all Permits required under any applicable Environmental Laws and each of them is in full force and effect, (C) there is no civil, criminal or administrative action, suit, demand, claim, hearing, notice of violation, investigation, proceeding, notice or demand letter or request for information pending or, to the knowledge of the Company, threatened against the Company or any Subsidiary under any Environmental Law, (D) no lien, charge, encumbrance or restriction has been recorded under any Environmental Law with respect to any assets, facility or property owned, operated, leased or



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                                      -9-


         controlled by the Company or any Subsidiary, (E) neither the Company nor any Subsidiary has received notice that it has been identified as a potentially responsible party under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), or any comparable state law and (F) no property or facility of the Company or any Subsidiary is (i) listed or proposed for listing on the National Priorities List under CERCLA or (ii) listed in the Comprehensive Environmental Response, Compensation, Liability Information System List promulgated pursuant to CERCLA, or on any comparable list maintained by any state or local governmental authority.

                  For purposes of this Agreement, "Environmental Laws" means the common law and all applicable federal, state and local laws or regulations, codes, orders, decrees, judgments or injunctions issued, promulgated, approved or entered thereunder, relating to pollution or protection of public or employee health and safety or the environment, including, without limitation, laws relating to (i) emissions, discharges, releases or threatened releases of hazardous materials, into the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata), (ii) the manufacture, processing, distribution, use, generation, treatment, storage, disposal, transport or handling of hazardous materials, and
         (iii) underground and aboveground storage tanks, and related piping, and emissions, discharges, releases or threatened releases therefrom.

                  (t) There is no strike, labor dispute, slowdown or work stoppage with the employees of the Company or the Subsidiaries that is pending or, to the knowledge of the Company, threatened.

                  (u) Each of the Company and the Subsidiaries carries insurance in such amounts and covering such risks as is adequate for the conduct of its business and the value of its properties.

                  (v) Neither the Company nor any Subsidiary has any liability for any prohibited transaction within the meaning of Section 406 of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or funding deficiency within the meaning of Section 302 of ERISA or any complete or partial withdrawal liability under Section 4201 of ERISA with respect to any pension, profit sharing or other plan which is subject to ERISA to which the Company or any Subsidiary makes or ever has made a contribution and in which any employee of the Company or any Subsidiary is or has ever been a participant. With respect to such plans, each of the Company and the Subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.


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                                      -10-

                  (w) Each of the Company and the Subsidiaries (i) makes and keeps accurate books and records and (ii) maintains internal accounting controls which provide reasonable assurance that (A) transactions are executed in accordance with management's authorization, (B) transactions are recorded as necessary to permit preparation of its financial statements and to maintain accountability for its assets, (C) access to its assets is permitted only in accordance with management's authorization and (D) the reported accountability for its assets is compared with existing assets at reasonable intervals.

                  (x) Neither the Company nor any Subsidiary is, nor will be after the transactions contemplated by this Agreement, an "investment company" or "promoter" or "principal underwriter" for an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended, and the rules and regulations thereunder.

                  (y) As of the date hereof, (a) the only material assets of Hunter Butcher International Limited Liability Company, Canvasback Energy, Inc. and Redhead Energy, Inc. are set forth on Schedule VI hereto and (b) the total consolidated assets owned by Inseco Corporation, SPL Gas Marketing Inc., Midland Hunter Petroleum Limited Liability Company and Pintail Oil & Gas, Inc. do not exceed 2% of the total consolidated assets of the Company.

                  (z) No holder of securities of the Company is entitled to participate in the transactions contemplated by this Agreement as a result of registration or similar rights.

                  (aa) Neither the Company nor any Subsidiary has taken, nor will they take, directly or indirectly, any action designed to, or that might be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities.

                  (bb) The information set forth under the caption "Capitalization" in the Final Prospectus is true and correct; the form of certificate for the shares of Common Stock conforms to the corporate law of the jurisdiction of the Company's incorporation.

                  (cc) The Securities have been duly authorized and accepted for listing on the New York Stock Exchange, subject to official notice of issuance.

                  (dd) There is and has been no failure on the part of the Company or any of the Company's directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith, including Section 402 related to loans and Sections 302 and 906 related to certifications.

                  Any certificate signed by any officer of the Company or any Subsidiary and delivered to the Representatives or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by the Company and each of the Subsidiaries to each Underwriter as to the matters covered thereby.

                  3. Purchase, Sale and Delivery of the Securities. On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Underwriters the Firm Shares, and each of the Underwriters agrees, acting severally and not jointly, to purchase the number of Firm Shares set forth opposite its respective name on Schedule I hereto, at $9.84 per share (the "Purchase Price").

                  The Firm Shares that the Underwriters have agreed to purchase hereunder, in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Company at least 48 hours prior to the Closing Date, shall be delivered by or on behalf of the Company to the Representatives, against payment by or on behalf of the Underwriters of the Purchase Price therefor by wire transfer of immediately available funds payable to such account or account as the Company shall specify prior to the Closing Date, or by such means as the parties hereto shall agree prior to the Closing Date. Such delivery of and payment for the Firm Shares shall be made at the offices of Davis Polk & Wardwell, 450 Lexington Avenue, New York, New York, at 10:00 A.M., New York time, on June 30, 2004, or at such other place, time or date as the Representatives and the Company may agree upon, such time and date of delivery against payment being herein referred to as the "Closing Date."

                  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters to purchase the Option Shares at the Purchase Price set forth in the first paragraph of this
Section 3 for the purpose of covering over-allotments, if any. The option granted hereby may be exercised in whole or in part by giving written notice (i) at any time before the Closing Date and (ii) from time to time thereafter within 30 days after the date of the first issuance of the Firm Shares, by the Representatives to the Company setting forth the number of Option Shares as to which they are exercising their option and the time and date for delivery of and payment for such Option Shares. Option Shares shall be purchased severally for the account of the Underwriters in proportion to the number of Firm Shares set forth opposite the respective names of such Underwriters in Schedule I. The time and date for delivery of and payment for such Option Shares shall be determined by the Representatives but shall not be later than ten full business days after the exercise of such option, nor in any event prior to the Closing Date (each such time and date being herein referred to as an "Option Closing Date"). If the date of exercise of the option is two or more business days before the Closing Date, the notice of exercise shall set the Closing Date as the Option Closing Date. The Representatives may cancel such option at any time prior to its expiration by giving written notice of such cancellation to the Company.

                  4. Reserved.

                  5. Covenants of the Company. The Company covenants and agrees with each of the Underwriters that:

                  (a) The Company will prepare the Prospectus in a form approved by the Representatives and file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission's close of business on the second business day following the execution and delivery of this Agreement. The Company will not amend or supplement the Final Prospectus or any amendment or supplement thereto unless the Representatives and counsel to the Underwriters shall previously have been advised of such proposed amendment or supplement and furnished a copy for a reasonable period of time prior to the proposed amendment or supplement and the Representatives shall have given their consent thereto, which consent shall not be unreasonably withheld. The Company will advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and will furnish the Representatives with copies thereof. The Company will advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Preliminary Prospectus or the Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal. The Company will promptly, upon the reasonable request of the Representatives or counsel for the Underwriters, make any amendments or supplements to the Preliminary Prospectus or the Final Prospectus that may be necessary or advisable in connection with the resale of the Securities by the Underwriters.

                  (b) The Company will deliver promptly to the Representatives such number of the following documents as the Representatives shall reasonably request: (i) conformed copies of the Registration Statement as originally filed with the Commission and each amendment thereto (in each case excluding exhibits) and (ii) each Preliminary Prospectus, the Prospectus and any amended or supplemented Prospectus; and, if the delivery of a prospectus is required at any time after the Effective Time in connection with the offering or sale of the Securities and if at such time any events shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and, upon their request, to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many copies as the Representatives may from time to time reasonably request of an amended or supplemented Prospectus which will correct such statement or omission or effect such compliance.

                  (c) Prior to filing with the Commission any amendment to the Registration Statement or supplement to the Prospectus or any Prospectus pursuant to Rule 424 of the Rules and Regulations, the Company will furnish a copy thereof to the Representatives and counsel for the Underwriters and obtain the consent of the Representatives to the filing.

                  (d) The Company will cooperate with the Underwriters in arranging for the qualification of the Securities for offering and sale under the securities or "Blue Sky" laws of such jurisdictions as the Representatives may designate and will continue such qualification in effect for as long as may be necessary to complete the resale of the Securities by the Underwriters; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or partnership or to execute a general consent to service of process in any jurisdiction or subject itself to any tax in any such jurisdiction where it is not then so subject.

                  (e) If, at any time prior to the completion of the distribution by the Underwriters of the Securities, any event occurs or information becomes known as a result of which the Registration Statement or the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact, or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Final Prospectus in order to comply with applicable law, the Company will promptly notify the Representatives thereof and will prepare and file with the Commission, at the Company's expense, an amendment or supplement to the Final Prospectus that corrects such statement or omission or effects such compliance.

                  (f) The Company will, without charge, provide to the Representatives and to counsel for the Underwriters as many copies of the Preliminary Prospectus and the

         Final Prospectus or any amendment or supplement thereto as the Underwriters may reasonably request.

                  (g) The Company will apply the net proceeds from the sale of the Securities substantially as set forth under "Use of Proceeds" in the Final Prospectus.

                  (h) Prior to the Closing Date, the Company will furnish to the Representatives, as soon as they have been prepared by or are available to the Company, a copy of any unaudited interim consolidated financial statements of the Company for any period subsequent to the period covered by its most recent financial statements appearing in the Final Prospectus.

                  (i) No offering, sale, short sale or other disposition of any shares of Common Stock or other securities convertible into or exchangeable or exercisable for shares of Common Stock or derivative of Common Stock (or agreement for such) will be made for a period of 90 days after the date of this Agreement, directly or indirectly, by the Company otherwise than (i) hereunder, (ii) with the prior written consent of the Representatives on behalf of the Underwriters, (iii) grants of employee, officer or director stock options and issuance of shares of Common Stock upon the exercise of any option granted under any employee, officer or director stock option or similar benefit plan in existence on the date hereof or (iv) issuance of shares of Common Stock, stock appreciation rights or common stock equivalents or warrants, rights or options to purchase any of the foregoing pursuant to any employee, officer or director stock option, stock purchase or similar benefit plans in existence on the date hereof.

                  (j) The Company will cause the Securities to be duly authorized for listing by the New York Stock Exchange on or prior to the Closing Date and ensure that the Securities remain authorized for listing following the Closing Date.

                  6. Expenses. The Company agrees to pay all costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 or 12 hereof, including all costs and expenses incident to: (i) the printing, word processing or other production of documents with respect to such transactions, including any costs of printing and filing the Registration Statement, the Preliminary Prospectus and the Final Prospectus and any amendments or supplements thereto, and any "Blue Sky" memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) the preparation (including printing), issuance and delivery to the Underwriters of any certificates evidencing the Securities, (v) the qualification of the Securities under state securities and "Blue Sky" laws, including filing fees and reasonable fees and disbursements of counsel for the Underwriters relating thereto, (vi) the expenses of the Company in connection with any "road show" meetings with prospective investors in the Securities, including, without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the cost of any aircraft chartered in connection with the road show; (vii) the fees and expenses of the transfer agent, including fees and expenses of its counsel and (viii) all expenses and listing fees incurred in connection with the listing of the Securities on the New York Stock Exchange. If the issuance and sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 12 hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder (other than solely by reason of a default by the Underwriters of their obligations hereunder after all conditions hereunder have been satisfied in accordance herewith), the Company will promptly reimburse the Underwriters upon demand for all out-of-pocket expenses (including fees, disbursements and charges of Davis Polk & Wardwell, counsel for the Underwriters) that shall have been incurred by the Underwriters in connection with the proposed purchase and sale of the Securities.

                  7. Conditions of the Underwriters' Obligations. The obligation of the Underwriters to purchase and pay for the Securities on the Closing Date or on any Option Closing Date shall, in their sole discretion, be subject to the satisfaction or waiver of the following conditions on or prior to the Closing Date or such Option Closing Date, as the case may be:

                  (a) The Final Prospectus shall have been timely filed with the Commission in accordance with Section 5(a); no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise shall have been complied with.

                  (b) On the Closing Date or the Option Closing Date, as the case may be, the Representatives shall have received the opinion, dated as of the Closing Date and addressed to the Underwriters, of Fulbright & Jaworski L.L.P., counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) Each of the Subsidiaries is duly incorporated
                  (or, in the case of Prize Energy Resource, L.P., organized as a limited partnership), validly existing and in good standing under the laws of its jurisdiction of incorporation and has all requisite corporate or partnership power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus. Each of the Company and the Subsidiaries is duly qualified as a foreign corporation or limited partnership and in good standing in each jurisdiction set forth on a schedule to such opinion.

                           (ii) All of the outstanding shares of capital stock
                  of the Subsidiaries are owned, directly or indirectly, by the Company, free and clear of all perfected security interests and, to the knowledge of such counsel, free and clear of all other liens, encumbrances, equities and claims or restrictions on transferability (other than those imposed by the Act and the securities or "Blue Sky" laws of certain jurisdictions and other than the security interests granted to the agent for the benefit of the lenders under the Credit Agreement).

                           (iii) To the knowledge of such counsel, (A) except as
                  set forth on Schedule IV hereto, no options, warrants or other rights to purchase from the Company or any Subsidiary shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding and (B) except as set forth on
                  Schedule IV hereto, no agreements or other obligations of the Company or any Subsidiary to issue, or other rights to cause the Company or any Subsidiary to convert, any obligation into, or exchange any securities for, shares of capital stock or ownership interests in the Company or any Subsidiary are outstanding.

                           (iv) This Agreement has been duly executed and
                  delivered by the Company.

                           (v) To the knowledge of such counsel, no legal or
                  governmental proceedings are pending or threatened to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary is subject which are required under the Act to be described in the Final Prospectus and are not described in the Final Prospectus, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Prospectus.

                           (vi) The statements in the Final Prospectus under the
                  headings "Description of Capital Stock," and "Underwriting," insofar as they are descriptions of contracts, agreements or other legal documents, or refer to statements of law or legal conclusions, present fairly the information described therein. The statements in the Final Prospectus under the heading "Certain

                  U.S. Tax Consequences to Non-U.S. Holders," insofar as such statements constitute a summary of the United States federal income tax laws referred to therein, and subject to the assumptions, qualifications and limitations stated therein, summarize accurately in all material respects the United States federal income tax laws referred to therein. The opinion of such counsel filed as Exhibit 5.1 to the Registration Statement is confirmed and the Underwriters may rely upon such opinion as if it were addressed to them.

                           (vii) Neither the Company nor any Subsidiary is, to
                  the knowledge of such counsel, (i) in violation of its certificate of incorporation or bylaws or similar organizational documents, or (ii) in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                           (viii) The execution, delivery and performance of
                  this Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Securities to the Underwriters) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of the Company or any Subsidiary with respect to (i) the terms or provisions of the Credit Agreement, as amended to the date hereof or of the Indenture, dated as of March 15, 2002, among the Company, as Issuer, the Subsidiary Guarantors named therein and Bankers Trust Company, as Trustee, except as disclosed in the Final Prospectus and except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the articles of incorporation or bylaws or similar organizational documents of the Company or any Subsidiary, or (iii) (assuming compliance with all applicable state securities or "Blue Sky"
                  laws) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any Subsidiary and to transactions of the type contemplated by the Final Prospectus, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                           (ix) To the knowledge of such counsel, no consent,
                  approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Securities to the Underwriters or the other transactions contemplated in this Agreement, except such as may be required under state securities and Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

                           (x) None of the Company or the Subsidiaries is, or
                  immediately after the sale of the Securities to be sold hereunder and the application of the proceeds from such sale (as described in the Final Prospectus under the caption "Use of Proceeds") will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

                           (xi) Based upon Section 35.51 of the Uniform
                  Commercial Code of Texas, in a properly presented action or proceeding arising out of or relating to this Agreement in any court in the State of Texas or in any federal court sitting in the State of Texas, such court would give effect to the choice of substantive law of the State of New York to govern this Agreement.

                           (xii) The Registration Statement was declared
                  effective under the Act as of the date and time specified in such opinion, the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) of the Rules and Regulations specified in such opinion on the date specified therein and no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of such counsel, no proceeding for that purpose is pending or threatened by the Commission.

                           (xiii) The Registration Statement and the Prospectus
                  and any further amendments or supplements thereto made by the Company prior to the Closing Date or Option Closing Date, as the case may be, comply as to form in all material respects with the requirements of the Act and the Rules and Regulations (it being understood that such firm need express no position with respect to the financial statements and related notes thereto and the other financial, statistical, accounting, reserve and well data included in the Registration Statement or the Prospectus).

                  At the time the foregoing opinion is delivered, such counsel shall additionally state that it has participated in conferences with officers and other representatives of the Company, representatives of the registered independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Prospectus and related matters were discussed, and, although it has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectus (except to the extent specified in subsection 7(b)(vi)), no facts have come to its attention which lead it to believe that (x) the Registration Statement, as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (y) the Final Prospectus, on the date thereof or at the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such firm need express no position with respect to the financial statements and related notes thereto and the other financial, statistical, accounting, reserve and well data included in the Registration Statement or the Final Prospectus).

                  The opinion of such counsel described in this Section shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  References to the Final Prospectus in this subsection (b) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date or the Option Closing Date, as the case may be.

                  In rendering such opinion, such counsel may state that they express no opinion as to the laws of any jurisdiction other than the federal laws of the United States, and the laws of the States of Delaware, New York and Texas. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel have relied, to the extent they deem proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been provided to the Representatives.

                  (c) On the Closing Date or any Option Closing Date, the Representatives shall have received the opinion, dated as of the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, of Woodburn and Wedge, special Nevada counsel for the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) The Company is duly incorporated, validly
                  existing and in good standing under the laws of the State of Nevada and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Final Prospectus.

                           (ii) None of the outstanding shares of capital stock
                  of the Company has been issued in violation of any preemptive or similar rights.

                           (iii) The Company has all requisite corporate power
                  and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby; and this Agreement has been duly and validly authorized, executed and delivered by the Company.

                           (iv) The shares of Common Stock to be delivered on
                  the Closing Date or the Option Closing Date, as the case may be, have been duly and validly authorized and, when issued and delivered against payment therefor, will be validly issued, fully paid and nonassessable; no preemptive or similar rights exist with respect to the Common Stock to be delivered on the Closing Date or the Option Closing Date, as the case may be; the Rights relating to the shares of Common Stock to be delivered on the Closing Date or the Option Closing Date, as the case may be, have been duly authorized and validly issued.

                           (v) The statements in the Final Prospectus under the
                  heading "Description of Capital Stock" and in the Company's Current Report on Form 8-K dated January 7, 1998 relating to the Rights, insofar as they are descriptions of legal documents, or refer to statements of law or legal conclusions, present fairly the information described therein.

                  The opinion of such counsel described in this Section shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (d) On the Closing Date or any Option Closing Date, as the case may be, the Representatives shall have received the opinion, dated as of the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, of Morgan F. Johnston, Senior Vice President and General Counsel of the Company, in form and substance satisfactory to counsel for the Underwriters, to the effect that:

                           (i) No legal or governmental proceedings are pending
                  or, to the knowledge of such counsel, threatened to which the Company or any Subsidiary is a party or to which the property or assets of the Company or any Subsidiary is subject which are required under the Act to be described in the Final Prospectus and are not so described, or which seek to restrain, enjoin, prevent the consummation of or otherwise challenge the issuance or sale of the Securities to be sold hereunder or the consummation of the other transactions described in the Final Prospectus.

                           (ii) To the knowledge of such counsel, no Contract to
                  which the Company or any Subsidiary is a party that is required under the Act to be described in a registration statement or prospectus or filed as an exhibit to the

                  Registration Statement is not so described in the Registration Statement or Final Prospectus or filed as an exhibit to the Registration Statement.

                           (iii) Neither the Company nor any Subsidiary is (i)
                  in violation of its certificate of incorporation or bylaws or similar organizational documents, (ii) to the knowledge of such counsel, in breach or violation of any statute, judgment, decree, order, rule or regulation applicable to it or any of its properties or assets, except for any such breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect, or (iii) to the knowledge of such counsel, in breach or default under (nor has any event occurred which, with notice or passage of time or both, would constitute a default under) or in violation of any of the terms or provisions of any Contract, except for any such breach, default, violation or event which would not, individually or in the aggregate, have a Material Adverse Effect.

                           (iv) The execution, delivery and performance of this
                  Agreement and the consummation of the transactions contemplated hereby (including, without limitation, the issuance and sale of the Securities to the Underwriters) will not conflict with or constitute or result in a breach or a default under (or an event which with notice or passage of time or both would constitute a default under) or violation of or cause an acceleration of any obligation under, or result in the imposition or creation of (or the obligation to create or impose) a lien on any property or assets of the Company or any Subsidiary with respect to (i) the terms or provisions of any Contract, except for any such conflict, breach, violation, default or event which would not, individually or in the aggregate, have a Material Adverse Effect, (ii) the certificate of incorporation or bylaws or similar organizational documents of the Company or any Subsidiary, or
                  (iii) (assuming compliance with all applicable state securities or "Blue Sky" laws) any statute, judgment, decree, order, rule or regulation known to such counsel to be applicable to the Company or any Subsidiary and to transactions of the type contemplated by the Final Prospectus, except for any such conflict, breach or violation which would not, individually or in the aggregate, have a Material Adverse Effect.

                           (v) To the knowledge of such counsel, no consent,
                  approval, authorization or order of any governmental authority is required for the issuance and sale by the Company of the Securities to the Underwriters or the other transactions contemplated in this Agreement, except such as may be required under Blue Sky laws, as to which such counsel need express no opinion, and those which have previously been obtained.

                           (vi) To the knowledge of such counsel, the Company
                  and the Subsidiaries have obtained all Permits necessary to conduct the businesses now conducted by them as described in the Final Prospectus, the lack of which would, individually or in the aggregate, have a Material Adverse Effect; each of the Company and the Subsidiaries has fulfilled and performed all of its obligations with respect to such Permits and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other material impairment of the rights of the holder of any such Permit, except for any such revocation or termination which would not have a Material Adverse Effect.

                           (vii) No holder of securities of the Company or any
                  Subsidiary is entitled to have such securities included in the offering contemplated by this Agreement pursuant to registration or similar rights.

                  At the time the foregoing opinion is delivered, such counsel shall additionally state that he has participated in conferences with officers and other representatives of the Company, representatives of the registered independent public accountants for the Company, representatives of the Underwriters and counsel for the Underwriters, at which conferences the contents of the Registration Statement and the Final Prospectus and related matters were discussed, and, although he has not independently verified and is not passing upon and assumes no responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Final Prospectus, no facts have come to his attention which lead him to believe that (x) the Registration Statement, as of the date hereof, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or (y) the Final Prospectus, on the date thereof or at the Closing Date or the Option Closing Date, as the case may be, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements contained therein, in the light of the circumstances under which they were made, not misleading (it being understood that such counsel need express no opinion with respect to the financial statements and related notes thereto and the other financial, statistical, accounting, reserve and well data included in the Registration Statement or the Final Prospectus). The opinion of such counsel described in this Section shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  References to the Final Prospectus in this subsection (d) shall include any amendment or supplement thereto prepared in accordance with the provisions of this Agreement at the Closing Date or the Option Closing Date, as the case may be.

                  In rendering such opinion, such counsel may state that he expresses no opinion as to the laws of any jurisdiction other than the federal laws of the United States and the laws of the State of Texas. Such counsel may also state that, insofar as such opinion involves factual matters, such counsel has relied, to the extent he deems proper, upon certificates of officers of the Company and certificates of public officials; provided that such certificates have been provided to the Representatives. The opinion of such counsel described in this Section shall be rendered to the Underwriters at the request of the Company and shall so state therein.

                  (e) The Representatives shall have received an opinion, dated the Closing Date or the Option Closing Date, as the case may be, of Davis Polk & Wardwell, counsel for the Underwriters, with respect to certain legal matters relating to this Agreement, and such other related matters as the Representatives may reasonably require. In rendering such opinion, Davis Polk & Wardwell shall have received and may rely upon such certificates and other documents and information as they may reasonably request to pass upon such matters.

                  (f) The Representatives shall have received from Deloitte & Touche LLP, registered independent public accountants for the Company, comfort letters, dated the date hereof and the Closing Date or the Option Closing Date, as the case may be, in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.

                  (g) The Representatives, shall have received letters, dated the date hereof and the Closing Date or the Option Closing Date, as the case may be, and addressed to the Underwriters, from DeGolyer and MacNaughton and Cawley, Gillespie & Associates, Inc., each independent petroleum engineers for the Company, in form and substance reasonably satisfactory to the Representatives and counsel for the Underwriters.

                  (h) The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date or the Option Closing Date, as the case may be, as if made on and as of the Closing Date or the Option Closing Date, as the case may be; the Company shall have performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be; and, except as set forth in the Final Prospectus (exclusive of any amendment or supplement thereto after the date hereof) subsequent to the date of the most recent financial statements in such Final Prospectus, there shall have been no event or development that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect.

                  (i) The issuance and sale of the Securities pursuant to this Agreement shall not be enjoined (temporarily or permanently) and no restraining order or other injunctive order shall have been issued or any action, suit or proceeding shall have been commenced with respect to this Agreement before any court or governmental authority.

                  (j) The Representatives shall have received certificates, dated the Closing Date or the Option Closing Date, as the case may be, signed on behalf of the Company by its Chief Executive Officer and Chief Financial Officer to the effect that:

                           (i) the representations and warranties of the Company
                  in this Agreement are true and correct in all material respects as if made on and as of the Closing Date or the Option Closing Date, as the case may be, and the Company has performed in all material respects all covenants and agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Option Closing Date, as the case may be;

                           (ii) at the Closing Date or the Option Closing Date,
                  as the case may be, since the date hereof or since the date of the most recent financial statements in the Final Prospectus (exclusive of any amendment or supplement thereto after the date hereof), no event or development has occurred and no information has become known that, individually or in the aggregate, has or would be reasonably likely to have a Material Adverse Effect;

                           (iii) the sale of the Securities hereunder has not
                  been enjoined (temporarily or permanently);

                           (iv) the Prospectus has been timely filed with the
                  Commission; no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission; and any request of the Commission for inclusion of additional information in the Registration Statement or the Prospectus or otherwise has been complied with.

                  (k) The Company shall have caused each officer and director of the Company to furnish to you, on or prior to the date of this agreement, a "lock-up" letter or letters, in substantially the form of Exhibit A hereto, provided that, notwithstanding such letters, such officers and directors may sell up to an aggregate of 1,000,000 shares of Common Stock, counting all sales by all such officers and directors pursuant to this proviso, during the period covered by such letters.

                  (l) The Securities shall have been duly listed, subject to notice of issuance, on the New York Stock Exchange.

                  (m) On or before the Closing Date or the Option Closing Date, as the case may be, the Representatives and counsel for the Underwriters shall have received such further documents, certificates and schedules or instruments relating to the business, corporate, legal and financial affairs of the Company as they shall have heretofore reasonably requested from the Company.

                  All such documents, opinions, certificates and schedules or instruments delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Company shall furnish to the Representatives such conformed copies of such documents, opinions, certificates and schedules or instruments in such quantities as the Representatives shall reasonably request.

                  8. Offering of Securities. Upon authorization by the Representatives of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Final Prospectus.

                  9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless the Underwriters and their respective affiliates, directors, officers, agents, representatives and employees, and each other person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which any Underwriter or any such affiliate, director, officer, agent, representative, employee or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as any such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

                           (i) any untrue statement or alleged untrue statement
                  of any material fact contained in the Registration Statement or any Prospectus or any amendment or supplement thereto; or

                           (ii) the omission or alleged omission to state, in
                  the Registration Statement or any Prospectus or any amendment or supplement thereto, a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and will reimburse, as incurred, the Underwriters and each such affiliate, director, officer, agent, representative and employee and each such controlling person for any legal or other expenses reasonably incurred by the Underwriters, such affiliate, director, officer, agent, representative or employee or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable (i) in any such case to the extent that any such loss, claim, damage, or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in any Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by the Underwriters specifically for use therein or (ii) with respect to the Preliminary Prospectus, to the extent that any such loss, claim, damage or liability arises solely from the fact that the Underwriters sold Securities to a person to whom there was not sent or given a copy of the Final Prospectus (as amended or supplemented) at or prior to the written confirmation of such sale if such sending or giving was required by law and the Company shall have previously furnished copies thereof to the Underwriters in accordance with Section 5(b) hereof and the Final Prospectus (as amended or supplemented) would have corrected any such untrue statement or omission. The indemnity agreement provided for in this Section 9 will be in addition to any liability that the Company may otherwise have to the indemnified parties. The Company shall not be liable under this paragraph (a) for any settlement of any claim or action effected without its consent, which consent shall not be unreasonably withheld or delayed.

                  The Underwriters shall not, without the prior written consent of the Company (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which the Company is or could have been a party, or indemnity could have been sought hereunder by the Company, unless such settlement (A) includes an unconditional written release of the Company, in form and substance reasonably satisfactory to the Company, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of the Company.

                  (b) The Underwriters agree, severally and not jointly, to indemnify and hold harmless the Company, its affiliates, directors, officers, agents, representatives and employees and each other person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such affiliate, director, officer, agent, representative, employees or controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any Prospectus or any amendments or supplement thereto or (ii) the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information concerning such Underwriter furnished to the Company by such Underwriter specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such affiliate, director, officer, agent, representative, employee or controlling person in connection with investigating or defending against or appearing as a third party witness in connection with any such loss, claim, damage, liability or action in respect thereof. This indemnity agreement will be in addition to any liability that the Underwriters may otherwise have to the indemnified parties. The Underwriters shall not be liable under this Section 9 for any settlement of any claim or action effected without their consent, which consent shall not be unreasonably withheld or delayed.

                  The Company shall not, without the prior written consent of the Underwriters (which consent shall not be unreasonably withheld), effect any settlement or compromise of any pending or threatened proceeding in respect of which any Underwriter is or could have been a party, or indemnity could have been sought hereunder by any Underwriter, unless such settlement (A) includes an unconditional written release of the Underwriters, in form and substance reasonably satisfactory to the Representatives, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to an admission of fault, culpability or failure to act by or on behalf of any Underwriter.

                  (c) Promptly after receipt by an indemnified party under this
Section 9 of notice of the commencement of any action for which such indemnified party is entitled to indemnification under this Section 9, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party of the commencement thereof in writing; but the omission to so notify the indemnifying party (i) will not relieve it from any liability under paragraph (a) or (b) above unless and to the extent such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraphs (a) and (b) above. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party; provided, however, that if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have been advised by counsel that there may be one or more legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, or (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after receipt by the indemnifying party of notice of the institution of such action, then, in each such case, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 9 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the immediately preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 9 or the Company in the case of paragraph (b) of this Section 9, representing the indemnified parties under such paragraph (a) or paragraph (b), as the case may be, who are parties to such action or actions) or (ii) the indemnifying party has authorized in writing the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the prior written consent of the indemnifying party (which consent shall not be unreasonably withheld), unless such indemnified party waived in writing its rights under this Section 9, in which case the indemnified party may effect such a settlement without such consent.

                  (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 9 is unavailable to, or insufficient to hold harmless, an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative benefits received by the Company on the one hand and any Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by such Underwriter. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand, or such Underwriter on the other, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or alleged statement or omission, and any other equitable considerations appropriate in the circumstances. The Company and the Underwriters agree that it would not be just and equitable if the amount of such contribution were determined by pro rata or per capita allocation or by any other method of allocation that does not take into account the equitable considerations referred to in the first sentence of this paragraph (d). Notwithstanding any other provision of this paragraph (d), no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total discounts, commissions and other compensation received by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay by reason of the untrue or alleged untrue statements or the omissions or alleged omissions to state a material fact, and no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this paragraph (d), each affiliate, director, officer, agent, representative and employee of an Underwriter and each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Underwriters, and each affiliate, director, officer, agent, representative and employee of the Company and each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

                  10. Survival Clause. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company any of its officers or directors, the Underwriters or any controlling person referred to in Section 9 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6, 9 and 16 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                  11. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the number of Securities set forth opposite their names in Schedule I hereto bears to the aggregate number of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the total aggregate number of Securities set forth in Schedule I hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Company except as provided in Section 10 hereof. In the event of a default by any Underwriter as set forth in this Section 11, the Closing Date shall be postponed for such period, not exceeding five business days, as the nondefaulting Underwriters shall determine in order that the required changes in the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company or any nondefaulting Underwriter for damages occasioned by its default hereunder.

                  12. Termination. (a) This Agreement may be terminated in the sole discretion of the Representatives by notice to the Company given prior to the Closing Date in the event that the Company shall have failed, refused or been unable to perform, in all material respects, all obligations and satisfy all conditions on its part to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Closing Date:

                           (i) either (i) the Company shall have sustained any
                  loss or interference with respect to its businesses or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any strike, labor dispute, slow down or work stoppage or any legal or governmental proceeding, which loss or interference, in the sole judgment of the Representatives, has had or has a Material Adverse Effect, or (ii) there shall have been, in the sole judgment of the Representatives, any event or development that, individually or in the aggregate, has or could be reasonably likely to have a Material Adverse Effect (including without limitation a change in control of the Company), except in each case as described in the Final Prospectus (exclusive of any amendment or supplement thereto);

                           (ii) trading in securities generally on the New York
                  Stock Exchange, the American Stock Exchange or the Nasdaq National Market shall have been suspended or maximum or minimum prices shall have been established on any such exchange or market;

                           (iii) a banking moratorium shall have been declared
                  by New York or United States authorities;

                           (iv) there shall have been (A) an outbreak or
                  escalation of hostilities between the United States and any foreign power, or (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or any other national or international calamity or emergency or
                  (C) any material change in the financial markets of the United States that, in the case of (A), (B) or (C) above and in the sole judgment of the Representatives, makes it impracticable or inadvisable to proceed with the offering or the delivery of the Securities as contemplated by the Final Prospectus; or

                           (v) any securities of the Company shall have been
                  downgraded or placed on any "watch list" for possible downgrading by any nationally recognized statistical rating organization.

                  (b) Termination of this Agreement pursuant to Section 11 or this Section 12 shall be without liability of any party to any other party except as provided in Section 10 or 11 hereof.

                  13. Information Supplied by the Underwriters. The statements set forth in the last paragraph of the cover page and under the caption "Underwriting---Stabilization, Short Positions and Penalty Bids" constitute the only information furnished by the Underwriters to the Company for the purposes of Sections 2(a) and 9 hereof.

                  14. Notices. All communications hereunder shall be in writing and, if sent to the Underwriters, shall be mailed or delivered or telecopied and confirmed in writing to (i) Lehman Brothers Inc., 745 Seventh Avenue, New York, NY 10019, Attention: Syndicate Registration Department, Fax (212) 526-0943, with a copy, in the case of any notice pursuant to Section 9(c), to the Director of Litigation, Office of the General Counsel, Lehman Brothers Inc., 399 Park Avenue, 15th Floor, New York, NY 10022 and (ii) Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: Equity Capital Markets, Facsimile No. (212) 797-8974, with a copy to the General Counsel, Facsimile No.
(212) 797-4564 and, if sent to the Company, shall be mailed, delivered or telecopied and confirmed in writing to the Company at: 600 East Las Colinas Blvd., Suite 1100, Irving, Texas 75039, Attention: Senior Vice President and General Counsel. All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; and one business day after being timely delivered to a next-day air courier.

                  15. Successors. This Agreement shall inure to the benefit of and be binding upon the Underwriters, the Company and their respective successors, assigns and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained; this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of the Underwriters, the Company and their respective successors, assigns and legal representatives and for the benefit of no other person except that (i) the indemnities of the Company contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Underwriters and any person or persons who control any of the Underwriters within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 9 of this Agreement shall also be for the benefit of the affiliates, directors, officers, agents, representatives and employees of the Company and any person or persons who control the Company within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of any of the Securities from the Underwriters will be deemed a successor because of such purchase.

                  16. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

                  17. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement among the Company and the Underwriters.

                                         Very truly yours,

                                         MAGNUM HUNTER RESOURCES, INC.


                                         By: /s/ MORGAN F. JOHNSTON
                                             ----------------------------------
                                             Name:  Morgan F. Johnston
                                             Title: Sr. Vice President, General
                                                    Counsel and Secretary

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.

LEHMAN BROTHERS INC.
DEUTSCHE BANK SECURITIES INC.
A.G. EDWARDS & SONS, INC.
JEFFERIES & COMPANY, INC.
JOHNSON RICE & COMPANY L.L.C.
RAYMOND JAMES & ASSOCIATES, INC.
BREAN MURRAY & CO., INC.
PRITCHARD CAPITAL PARTNERS, LLC
SOUTHWEST SECURITIES, INC.
acting on behalf of themselves and the several underwriters named in Schedule I hereto



By: LEHMAN BROTHERS INC.


By: /s/ ARLENE SALMONSON
    ------------------------------------
    Name:  Arlene Salmonson
    Title:  Vice President


By: DEUTSCHE BANK SECURITIES INC.


By: /s/ C. MITCHELL COX
    ------------------------------------
    Name:  C. Mitchell Cox
    Title:  Managing Director


By: /s/ JOEL FOOTE
    ------------------------------------
    Name:  Joel Foote
    Title:  Director